Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

Registration Statement No. 333-143126 on Form S-8 pertaining to U-Store-It Trust Trustees Deferred Compensation Plan;

Registration Statement No. 333-143125 on Form S-8 pertaining to U-Store-It Trust Executive Deferred Compensation Plan;

Registration Statement No. 333-143124 on Form S-8 pertaining to U-Store-It Trust 2007 Equity Incentive Plan;

Registration Statement No. 333-134684 on Form S-8 pertaining to U-Store-It Mini Warehouse Co. 401(k) Retirement Savings Plan;

Registration Statement No. 333-119987 on Form S-8 pertaining to U-Store-It Trust 2004 Equity Incentive Plan;

Registration Statement No. 333-141710 on Form S-3ASR pertaining to U-Store-It Trust automatic shelf registration;

Registration Statement No. 333-141709 on Form S-3ASR pertaining to U-Store-It Trust automatic shelf registration; and

Registration Statement No. 333-156463 on Form S-3 pertaining to U-Store-It Trust universal shelf registration of our report dated March 2, 2009 (August 7, 2009, as to the retrospective effects of the application of authoritative guidance regarding noncontrolling interests discussed in Note 2),  relating to the consolidated financial statements (before the effects of the retrospective adjustments for the discontinued operations discussed in Note 10 to the consolidated financial statements) of U-Store-It Trust and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the retrospective effects of the application of authoritative guidance regarding noncontrolling interests), appearing in this Annual Report on Form 10-K of U-Store-It Trust and subsidiaries for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 1, 2010